EXHIBIT 23.2

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated October 11, 2002, on our audits of the consolidated financial statements of GWIN, Inc. (formerly Global Sports & Entertain-ment, Inc.), for the seven and twelve months ended July 31, 2002 and December 31, 2001, respectively, which contain an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. We also consent to the references to our firm under the captions "Experts."


                                /s/ Moore Stephens, P.C.

                                MOORE STEPHENS, P.C.
                                Certified Public Accountants


Cranford, New Jersey
April 19, 2004